Exhibit 10.03

XCEL ENERGY INC.
2015 OMNIBUS INCENTIVE PLAN
AWARD AGREEMENT - [YEAR] Grant

This Award Agreement (“Agreement”), dated and effective [DATE], by and between Xcel Energy Inc., a Minnesota corporation (individually and collectively with its affiliates and subsidiaries, “Xcel Energy”) and [PARTICIPANT] (the “Participant”) evidences a grant of one or more Awards pursuant to the Xcel Energy Inc. 2015 Omnibus Incentive Plan (the “Plan”). Except as otherwise provided herein, capitalized terms used in this Agreement shall have the same meaning as in the Award Terms and Conditions attached hereto as Exhibit A (the “Terms and Conditions”) or the Plan.

Restricted Stock Units Granted. Xcel Energy grants you as the Participant an award of Restricted Stock Units as set forth below:

Grant Date	Period of Restriction	Total Restricted Stock Units [(at Target)]
[DATE]	[Period of Restriction]	[#]

If RSU Award is subject to a performance lever:

The Restricted Stock Units granted to the Participant and shown above are subject to the vesting conditions set forth on the Vesting Conditions Annex included in the attached Terms and Conditions, which were established by the Committee for the Period of Restriction covered by this Agreement. The number of Restricted Stock Units that shall be eligible to vest, which may be up to 20% more or less than the Total Restricted Stock Units number shown above, will be based on the extent to which the Performance Lever set forth in the Vesting Conditions Annex has been satisfied during the applicable Period of Restriction and such performance has been certified in writing by the Committee. The “Vesting Date” for this Award of Restricted Stock Units shall be the date of such certification by the Committee as specified in the Vesting Conditions Annex.

If the RSU Award is not subject to a performance lever:

All of the Restricted Stock Units granted to the Participant and shown above will vest upon the expiration of the Period of Restriction, which is the “Vesting Date” for this Restricted Stock Unit Award, if the Participant’s service with Xcel Energy has been continuous during the Restricted Period.

Performance Share Units Granted. Xcel Energy grants you as the Participant an award of
Performance Share Units as set forth below:

Grant Date	Performance Period	Total Performance Share Units (at Target)
[DATE]	[Performance Period]	[#]
The Performance Share Units granted to the Participant and shown above are subject to the performance and vesting conditions set forth on one or more Performance Goal Annexes included in the attached Terms and Conditions, which were established by the Committee for the Performance Period covered by this Agreement. To the extent that multiple Performance Goal Annexes may be applicable to this Performance Share Unit Award, the Award may be expressed in such Annexes in terms of separate components. This Performance Share Unit Award shall vest only if, and to the extent that, any one or more of the performance goals set forth in such Performance Goal Annex(es) have been achieved during the applicable Performance Period and such performance is certified in writing by the Committee. The “Vesting Date” for this Performance Share Unit Award shall be the date of such certification by the Committee as specified in Section 4(a) of the Terms and Conditions.

[Participant is eligible to defer to a later date the settlement of the Performance Share Units granted under this Agreement, subject to satisfaction of the performance conditions set forth in the Performance Goal Annexes.]

Acceptance of Award(s) and the Award Terms and Conditions. The Award(s) hereby granted and the terms and conditions herein set forth are subject in all respects to the Terms and Conditions, which are incorporated into, and made a part of, this Agreement, and to the terms and conditions of the Plan, which are similarly incorporated into this Agreement. To accept the Award(s), this Agreement must be accepted through an electronic medium in accordance with the procedures established by the Company, or Participant must sign and return a copy of this agreement, in either case, within [NUMBER OF DAYS] after the Grant Date. By doing so, Participant acknowledges receipt of the accompanying Terms and Conditions and the Plan, and represents that Participant has read and understands the same and agrees to be bound by the Terms and Conditions and by the Plan, which is controlling. Any question of administration or interpretation arising under this Agreement, the Terms and Conditions or the Plan, shall be determined by the Committee and such determination shall be final, conclusive and binding upon all parties in interest.

[Non-solicitation. During your employment with Xcel Energy, and for a period of two years after the end of your employment with Xcel Energy for any reason, you agree that you will not solicit or encourage any Xcel Energy employee, contractor or vendor (directly or indirectly) to terminate or fail to renew a relationship with Xcel Energy and you agree you will not provide any information to any other person or entity for use in any similar attempt to do the same. You further agree that if you violate this provision, you will be liable to Xcel Energy for injunctive relief and damages in the full value of any Award paid under this Agreement.]

IN WITNESS WHEREOF, the parties hereto have caused this Award Agreement to be executed as of the date first above written.

XCEL ENERGY INC.

By:

ACCEPTED:

______________________________________________
Participant Signature

__________________
Date

EXHIBIT A
XCEL ENERGY INC.
2015 OMNIBUS INCENTIVE PLAN
AWARD TERMS AND CONDITIONS

These Award Terms and Conditions (“Terms and Conditions”) apply to Award(s) of Restricted Stock Units and/or Performance Share Units (collectively, “Units”) granted under the Xcel Energy Inc. 2015 Omnibus Incentive Plan (the “Plan”), pursuant to the Award Agreement to which these Terms and Conditions are attached (the “Agreement”). Except as otherwise provided in these Terms and Conditions or the Agreement, the capitalized terms used in these Terms and Conditions shall have the same meaning as in the Plan. Any reference to an Award in these Terms and Conditions shall mean an Award described in the Agreement.
1.    Granting of Award. Xcel Energy Inc., a Minnesota corporation (individually and collectively with its affiliates and subsidiaries, “Xcel Energy” or the “Company”), grants to you as participant (“Participant”) the Award(s) set forth in the Agreement. The grant is effective as of the Grant Date set forth in the Agreement. As used in these Terms and Conditions, the term “Award” includes additional Units credited with respect to that Award upon the deemed reinvestment of Dividend Equivalents pursuant to Section 2 below. The Units subject to the Award(s) will be credited to an account in your name maintained by the Company. This account shall be unfunded and maintained for book-keeping purposes only, with the Units simply representing an unfunded and unsecured obligation of the Company.
2.    Dividend Equivalents and Shareholder Rights. When Xcel Energy Inc. declares a cash dividend on its Shares, Dividend Equivalents equal in amount to the dividends payable (at the normal common stock declared dividend rate) on a number of Shares equal to the number of Units subject to the Award(s) (at target levels, if applicable) held by you on a dividend record date occurring after the Grant Date and prior to Vesting Date shall be deemed reinvested in additional Units as of the dividend payment date and credited to the Participant’s account as additional Units. The number of additional Units so credited shall be determined based on the Fair Market Value of a Share on the dividend payment date. Any additional Units so credited will be subject to the same terms and restrictions applicable to the underlying Awards as provided in these Terms and Conditions. Notwithstanding the forgoing, an Award does not entitle you to any rights as a stockholder.
3.    Termination of Service.

(a)
Upon your Termination of Service due to voluntary termination or involuntary termination, with or without Cause, prior to the Vesting Date of an Award, the unvested Award(s) shall be forfeited on the date of such termination.

(b)
Upon your Termination of Service due to death during any Period of Restriction or Performance Period, as applicable, your unvested Award(s) (at target levels, if applicable), including any credited Dividend Equivalent Units, shall immediately vest one hundred percent (100%) and shall be paid as soon as administratively feasible in accordance with Section 5(b) hereof.

(c)
Upon your Termination of Service due to Disability during any Period of Restriction or Performance Period, as applicable, your unvested Award(s) (at target levels, if applicable), together with any credited dividend equivalent units, shall immediately vest one hundred percent (100%) and shall be paid to you (or your personal representative) as soon as administratively feasible in cash, shares or a combination thereof as provided in Section 5(a) hereof.

(d)	Upon a Termination of Service due to your retirement (as defined under any retirement plan of Xcel Energy in which you participate):

(i)
after the expiration of a Performance Period, but prior to the applicable Vesting Date, you will continue to be eligible to have your Performance Share Unit Award vest in accordance with the terms of the applicable Performance Goal Annex(es); or

(ii)
during any Performance Period, you will continue to be eligible to have a pro rata portion of your Performance Share Unit Award vest, such pro rata portion to be equal to the amount of the Award that would otherwise vest in accordance with the terms of the applicable Performance Goal Annex(es) had you not retired, multiplied by a fraction whose numerator is the number of whole months during which you were actively employed with Xcel Energy during such Performance Period and whose denominator is [the length of the Performance Period, expressed as a number of months].

(iii)	any unvested Restricted Stock Unit Award shall be forfeited on the date of your retirement.

4.    Vesting of Awards.

(a)    Subject to Section 3 above, a Performance Share Unit Award shall vest only if, and to the extent, any one or more of the performance goals set forth on the Performance Goal Annexes have been achieved during the applicable Performance Period and such performance is certified in writing by the Committee. Unless otherwise indicated in the Agreement, to the extent a Performance Share Unit Award is subject to satisfaction of performance goals set forth on more than one Performance Goal Annex, each Performance Goal Annex shall be independent from any other Performance Goal Annex with respect to the portion of the Award subject to that Performance Goal Annex. If, and to the extent that, any one or more of the performance goals have not been achieved during the applicable Performance Period, your rights to the portion of the Award tied to such unachieved performance goal shall be immediately and irrevocably forfeited as of the last day of such Performance Period (unless previously forfeited pursuant to Section 3 above). The Committee shall determine, in its sole discretion, and certify in accordance with the requirements of Section 162(m) of the Code whether and to what extent the performance goals have been satisfied as soon practicable after the completion of the applicable Performance Period (the date on which the Committee certifies the satisfaction of the performance goals set forth on the attached Performance Goal Annexes shall be the “Vesting Date” for the applicable Performance Share Unit Award).

(b)    Subject to Section 3 above, a Restricted Stock Unit Award shall vest only if, and to the extent that, any one or more of the vesting conditions set forth in the Agreement or, if applicable, in a Vesting Conditions Annex have been satisfied during the applicable Period of Restriction, or other period as may be identified. If, and to the extent that, any one or more of the vesting conditions have not been satisfied during the applicable Period of Restriction, your rights to any portion of the Award tied to such unachieved vesting condition shall be immediately and irrevocably forfeited as of the applicable Vesting Date (unless previously forfeited pursuant to Section 3 above).

5.    Payment of Vested Awards.

(a)    Timing of payment. As soon as administratively feasible following the Vesting Date, but in no event later than March 15th of the year following the calendar year in which the Performance Period or Period of Restriction, as applicable, expires, Xcel Energy shall cause to be paid to you in settlement of each Unit (including any credited Dividend Equivalent Units) comprising a vested Award, one Share or cash in an amount equal to the Fair Market Value as of the Vesting Date of one such Share (or a combination of cash and Shares with respect to the entire Award) as determined by the Committee, unless you have made an effective election to defer the settlement of the Award as provided in Section 5(c) below. Payments shall be made in a lump sum.

(b)    Payment upon Death. In the event of your death, amounts that otherwise would have become payable to you in accordance with Section 3(b) of these Terms and Conditions will be paid in cash, Shares or a combination thereof, to your designated beneficiary (if such beneficiary has been designated in writing in accordance with the Plan, and such writing has been delivered to the Xcel Energy Executive Compensation department), or if no beneficiary is designated, in accordance with Article 19 of the Plan.

(c)    Deferral Election. If you are determined by the Committee in its sole discretion to be eligible, you may elect to defer to a later date the settlement of Awards that would otherwise occur as provided in Section 5(a), provided that any such deferral shall comply with the requirements of Section 409A of the Code.

6.    Changes in Capitalization of Xcel Energy. If there is any equity restructuring or other change in the Company’s corporate capitalization as described in Section 4.4(a) of the Plan, the Committee shall determine the appropriate adjustment to each Award, if any, as provided in Section 4.4 of the Plan.

7.    Change in Control. Notwithstanding anything herein to the contrary, in the event of a Change in Control, Award(s) subject to the Agreement shall be dealt with as provided in Article 17 of the Plan.

8.    Forfeiture and Recoupment. Notwithstanding anything herein to the contrary, Award(s) subject to the Agreement shall be subject to forfeiture, reduction or recoupment as provided in Section 22.1 of the Plan, and to any compensation recovery policy adopted by Xcel Energy Inc. at any time.

9.    Withholding. Xcel Energy may require you to remit to it, or may withhold from an Award or from your other compensation, an amount sufficient to satisfy any applicable federal, state or local tax, employment, FICA or other mandated withholding requirements in regard to the Award(s) in the year or years the Award(s) become taxable to you. You may elect in accordance with the Plan to satisfy the withholding requirement, in whole or in part, by having Xcel Energy withhold Shares otherwise payable in settlement of an Award at the rate the Committee determines satisfies applicable withholding requirements of the Code. For this purpose, Awards will be valued using the Fair Market Value of a Share as of the applicable withholding date. If no election is made, you will be deemed to have elected Shares to be withheld.

10.    Plan Incorporated by Reference; Electronic Delivery. The Awards hereby granted and these Terms and Conditions are subject in all respects to the terms and conditions of the Plan, which is controlling, and which shall be deemed incorporated into these Terms and Conditions and the Agreement. Xcel Energy, or a third party designated by Xcel Energy, may deliver to the Participant by electronic means any documents related to his or her participation in the Plan. You acknowledge receipt of a copy of the Plan.

11.    No Right to Employment. Nothing in these Terms and Conditions or the Agreement shall limit the right of Xcel Energy to terminate your employment or other service with Xcel Energy as provided in Section 20.1 of the Plan.

12.    Restrictions on Transfer. The Award may not be sold, assigned, transferred, pledged or otherwise encumbered by you prior to the Vesting Date.

13.    Participant Acceptance. You shall signify acceptance of these Terms and Conditions and the Agreement, including, if applicable to you, that you will abide by the Xcel Energy Stock Ownership Policy, by signing in the space provided in the Agreement and returning a signed copy to Xcel Energy, or if available, by providing an electronic signature, within the time frames specified by Xcel Energy’s Executive Compensation department.

14.    Mandatory Binding Arbitration. You agree that any and all disputes related to the Award(s) including but not limited to, eligibility, vesting, distribution and payment, withholding, targets, effect of termination of employment or rights related to an amendment or termination of the Plan, will be subject to mandatory binding arbitration in Minneapolis, Minnesota before the American Arbitration Association. You agree that you will be responsible for bearing your share of the costs to arbitrate.

15.    Severability. Any provision of these Terms and Conditions and the Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16.    Securities Law Matters. The Company shall not be required to deliver any shares of Common Stock until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange), as may be determined by the Company to be applicable, are satisfied.

17.    Headings. Headings are given to sections and subsections of these Terms and Conditions and the Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of these Terms and Conditions and the Agreement or any provision thereof.

18.    Definitions. The term “Committee” shall also include those persons to whom authority has been delegated under the Plan.